REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors of
Bryce Capital Growth Fund
Pittsford, New York


      We have audited the accompanying statement of assets and liabilities of Bryce Capital Growth Fund, including the schedule of investments, as of June 30, 2006, and the related statements of operations, changes in net assets, and the financial highlights for the year ended June 30, 2006 and the period from September 14, 2004 through June 30, 2005. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of June 30, 2006 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Bryce Capital Growth Fund as of June 30, 2006, and the results of its operations, changes in net assets, and its financial highlights for the year ended June 30, 2006 and the period from September 14, 2004 through June 30, 2005, in conformity with accounting principles generally accepted in the United States of America.



/s/ Rotenberg & Co., LLP

Rotenberg & Co., LLP
Rochester, New York
  July 12, 2006